Exhibit 10.6

Date

Director
Title
Company
Street Address
City, State, Zip

Re: The McGraw-Hill Companies — Board of Directors

Dear :

     The services of the Directors of The McGraw-Hill Companies, Inc. (the “Company”) are of the utmost importance to the Company’s continued advancement and success. The Company’s By-Laws provide that Directors shall be indemnified to the fullest extent permitted by law, and the Company currently provides liability insurance coverage for its Directors and officers to the extent considered advisable and at acceptable premium costs.

     Possible future limits on the availability and the scope of directors and officers liability insurance coverage, as well as potential increases in the premium cost of such insurance, together with a recognition that By-Law provisions may be easily amended in future situations involving a change in corporate control, have caused us to review the nature of the indemnification rights available to our Directors. Accordingly, we have determined that it is to the Company’s advantage to assure that in view of: (a) the possible limited protection of directors and officers liability insurance in the future; or (b) the possible complete elimination of such insurance; or (c) any threatened change in control of the Company (although we have no knowledge of any such possible change in control), such potential occurrences do not impair or adversely affect the continued services of any of our Directors. Consequently, as an inducement to such Directors to continue to serve the Company and its subsidiaries, the Company shall provide as follows:

     1. The Company hereby agrees to indemnify any Director (and the estate, heirs and distributees of such Director): (i) against all legal claims made, or threatened to be made, by a party to an action or proceeding, whether civil or criminal, by reason of the fact that such Director is or was a Director of the corporation, or serves or served any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, at the request of the Company; and (ii) against all judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred in such action or any appeal therein, to the fullest extent permitted by law. Nothing herein shall limit this right to indemnification in any way or under any circumstances.

     2. The foregoing indemnity shall apply only to the extent that such Director is not effectively indemnified by directors and officers liability insurance, if any, maintained for the benefit of such Director by the Company or its subsidiaries.

     3. Expenses incurred by or on behalf of a Director or such Director’s estate, heirs or distributees, in defending a civil or criminal proceeding may be paid by the Company in advance of the final disposition of such action or proceeding if authorized pursuant to the applicable statutory provision.

     4. The indemnification provided by this contract shall not be deemed exclusive of any rights to which any Director may be entitled under any By-Law, agreement or otherwise, both as to action in such Director’s official capacity and as to action in another capacity while serving as a Director of the Company. Such indemnification shall continue for the benefit of a person who has ceased to be a Director and shall inure to the benefit of the heirs, distributees, executors and administrators of such Director and be binding upon the successors and assigns to the Company.

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     5. This contract shall be governed by and interpreted and applied in accordance with the laws of the State of New York.

     6. The Company agrees that the indemnification rights under this contract are intended for your benefit, and that this contract may not be terminated or withdrawn without your consent so long as you serve as a Director, and under no circumstances shall such termination or withdrawal affect your right to indemnification hereunder for legal actions of the type described in the paragraph numbered “1” in this agreement which are in any way related to your service to the Company.

     We would appreciate your confirming your acceptance of and agreement to this indemnification contract by your signing and returning the enclosed counterpart to this contract.

Very truly yours, The McGraw-Hill Companies, Inc.
By:	___________________________________________
Harold McGraw III
Chairman, President and Chief Executive Officer

Accepted and Agreed to this

               day of

__________________________
Director

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